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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statment of Camden Property Trust on Form S-3 of our reports dated January 26, 1999, except for Notes 3, 6, 11 and 12 as to which the date is February 23, 1999, appearing in or incorporated by reference in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE &TOUCHE LLP
Houston , Texas

November 5, 1999